UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2008

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Sector 10, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-24370	33-0611748
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

14553 South 790 West, Bluffdale, Utah 84065

(Address of Principal Executive Office) (Zip Code)

(801) 478-2475

(Registrant’s telephone number, including area code)

SKRM Interactive, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01

ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 1.01 (A)

AGREEMENT WITH SECTOR 10 HOLDINGS

On May 19, 2008 Sector 10, Inc. (“Sector 10”) entered into an agreement with it; major shareholder Sector 10 Holdings, Inc. (“Holdings”).  Holdings currently owns approximately 80% of the outstanding shares of Sector 10.  Holdings had developed a Server Network to maintain and administer products and services that have been developed by Holdings including the SRU and MRU safety products.  Sector 10 has been restructured to act as the primary sales and distribution unit for Sector 10 products and services.

The network has fully integrated capabilities for distribution services including the worldwide transmission of video and audio broadcasts, with content management services that archive data under a redundant system with various server clusters across the nation. To service Sector10’s National and world-wide requirements.

In addition to providing for the normal Sector 10 products such as the SRU and SRU- Media, the Network also has the capability to provide other services.  Sector 10 Holdings has identified 3 customers it can place on the on the network as a potential source of income, one of these opportunities could start service on the network on or before June 30th, 2008 upon further exploration of benefits.

A valuation of the network was obtained from a third party that valued the network with business at $20 Million.  The value with no business was set at $6 Million.    In an effort to provide funding to promote the development of the sales and administration for Sector 10 Products through the Sector 10, Holdings has agreed to transfer the Network to Sector 10 and agreement was reached as follows:

a)

Sector 10 Holdings, Inc. (“Holdings”) agrees to transfer the Network, customer contracts and related right to Sector 10, Inc. (“Sector 10”)  effective the date of this agreement.

b)

Sector 10 reserves the right to transfer the network into a wholly owned subsidiary if deemed appropriate for risk management.

c)

The current value of the Network is $20 Million.

d)

Sector 10 provides Holdings with the following:

1.

$6 Million value shall be paid as follows

a.

$ 1 Million: Paid by issuing 12 Million of newly issued shares of Sector 10, Inc (last trade at .08.)

b.

$5 Million:   Paid by issuing $5 Million Long Term Note due on or before December 31, 2010 with an interest rate of prime plus 1

2.

Value in excess over $6 Million shall be paid as follows:

a.

10% interest in net revenues (as defined) generated from the total network payable monthly.  This interest has no expiration.

b.

10% equity interest in future sale or transfer of network to third parties

ITEM 1.01 (B)

AGREEMENT WITH JEFFREY MARTIN REGARDING CONVERSION OF DEBT

On May 8, 2008, Sector 10, Inc. (“Sector 10”).and Jeffrey Martin (“Martin”) agreed to convert all outstanding debt owed Martin to common shares of Sector 10, Inc.  A brief description of the transaction and the related background is as follows.

Sector 10 acquired SKRM Interactive in November 2007.  The name SKRM Interactive, Inc was subsequently changed to Sector 10, Inc. in April 2008.  At the time of the acquisition, there were numerous debts and obligations owed by SKRM Interactive, Inc. (Pre-acquisition debt)

Martin transferred 1,200,000 SKRM Interactive, Inc. common shares (“Martin Transfer”) that were owned by Martin and/or related parties to various individuals in satisfaction of pre-acquisition debt.  As a result of the Martin transfer, Sector 10 recorded $649,200 in liabilities due Martin on its books for the fiscal year end March 31, 2008.   Sector 10 also recorded 63,293.23 in other pre-acquisition debt on its books for the fiscal year ended March 31, 2008.

 The following agreement was reached by Martin and Sector 10:

a)

Martin agrees that the total amount due from Sector 10 is $649,200 and that Martin desires to convert the debt into Sector 10 shares in an amount equal to the number of shares used by Martin in the Martin Transfer\

b)

Sector 10 agrees to issue 1,200,000 new shares of Sector 10, Inc. in complete and total satisfaction of the $649,200 debt to Martin and in satisfaction of any other unrecorded debt that may exist between Martin and Sector 10.

c)

Based on representations made in the agreement, Sector 10 will not request payment from Martin, his affiliates or related parties with a request for payment of the $63,293.23 or other pre-acquisition debt.

d)

The transfer agent will be notified within 15 days of the requirement for the newly issued shares.

e)

The transfer agent was notified on May 21, 2008.  The process for issuing the issuing the new shares has been initiated as of that date.

ABOUT SECTOR 10

Sector 10 is developmental stage company who seeks to become a leading provider of pre-deployed emergency life response equipment across a number of major metropolitan areas located in the United States. The core focus of Sector 10 is on developing and marketing first response solutions, utilizing two lines of patented products, Mobile Response Units (“MRU”) and Stationary Response Units (“SRU”). Sector 10 intends to position its product offerings to market and address the city-centric emergency needs of larger metropolitan areas with the Pericles LogiX System. The Pericles LogiX System is a structured and integrated emergency solution designed to pre-deploy emergency and disaster response equipment in multi-story residential and commercial buildings. Sector 10 is the exclusive provider of the Pericles LogiX System in the United States. Sector 10 also offers the SRU and MRU product lines, which are designed to provide emergency safety services in large metropolitan areas. Sector 10 has completed development and production of the initial MRU product, has commenced test marketing and sales of the units.

SECTOR 10 PRODUCTS/SERVICES

Sector 10’s core focus is on first response solutions, utilizing its MRU and SRU products. Sector 10 believes both product lines represent significant advances in emergency response systems and evacuation aids. In addition to marketing and sale of the MRU and SRU products, Sector 10 intends to provide replenishment & maintenance, services customer service and education and training services to purchasers of the MRU and SRU products. In an effort to expand its marketing and sales efforts, Sector 10 proposes to increase product sales by facilitating financial arrangements through private or municipal financing sources.

Major markets identified by Sector 10 include Multi-Story Buildings, Construction/Industrial Sites, Schools, Hospitals and Hazmat/Decontamination First Responder Teams.

The multi-story building market is the initial target market for Sector 10. Sector 10 intends to focus the promotion of MRU and SRU products to multi-story building owners, managers and tenants. In particular, Sector 10 intends to target the top 20 building managers in the UNITED States. Sector 10 believes there are over 6 million buildings in the United States, of which approximately 943,000 are over 7 stories and 400,000 are skyscrapers. Sector 10 believes the large number of multi-story buildings in the United States creates an attractive marketing opportunity.

SECTOR 10 COMPETITION

Sector 10 is not aware of any direct competition for the MRU product line. Sector 10 has not identified any enterprise currently manufacturing or marketing a pre-packaged, pre-deployable emergency response unit. Within the market Sector 10 has identified above, Sector 10 intends to provide a new channel of distribution in the emergency response market. The distributors of the thousands of existing medical safety and communications products are potential customers of Sector 10 because the MRU is a new way to communicate, store, deliver, deploy and stage emergency relief and products. Those who specialize in safety and emergency products are typically a division or subsidiary of a larger organization.

FORWARD LOOKNG STATEMENTS

In addition to historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated terms and conditions of a transaction which the Company has not consummated, which is subject to unfulfilled conditions and which may never be consummated. Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the ability of the Company, Sector 10 Services, Sector 10 Holdings and the DeAvila Institute to reach agreement on the terms and conditions of the proposed transactions, the willingness of third parties, whose actions are beyond the control of the Company to facilitate the proposed transaction, potential regulatory scrutiny, the Company’s failure to accurately forecast the response of the Company’s shareholders to the proposed transaction and the challenges of competing successfully in a highly-competitive and rapidly-changing industry. Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for the products and services of the Company and Sector 10 Services; the Company’s limited financial resources (even if the proposed transaction is consummated); the Company’s ability to obtain capital necessary to pursue its proposed plan of operations; variations in market and economic conditions; the degree and nature of competition; the ability of the Company and Sector 10 Services to expand their product and service offerings to new and existing markets; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB. All forward-looking statements are qualified in their entirety by this cautionary statement.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 2.03 (A)

AGREEMENT WITH EDWARD JOHNSON

1)

Date on which the registrant becomes obligated on the direct financial obligation and  a brief description of the transaction or the agreement creating the transaction

On May 11, 2008, Sector 10, Inc. (“Sector 10”) entered into an agreement with Edward Johnson (“Johnson”) to provide short term financing to provide assistance with the development and expansion of the business of Sector 10.  Background and general information is as follows.

Sector 10 Holdings owns over 80% of Sector 10, Inc.   Sector 10 Holdings developed a National Network that will be used to service Sector 10 products installed at customer locations.  In addition, the network has the capability to manage other outside business.  Sector 10 Holdings has developed contracts with customers to generate revenues through the Network.  These revenues would be in addition to any revenues generated from the regular Sector 10 products.  In a separate agreement, Sector 10 Holdings agreed to contribute the Network including the outside customers to Sector 10 Inc. Contacts are pending to place business in the Network owned by the Company.  Additional network expansion is needed in order for the network to be able to fully maintain and administer the business that is expected to begin within 30-60 days.

Johnson has offered to provide short term funding to provide assistance in the completion of the network expansion required for the business and to provide assistance for other working capital needs.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

Under the terms of the Agreement dated, May 11, 2008, Sector 10 and Johnson agree to a short term financing $200,000 obligation as follows:

a)

Johnson will provide Sector 10 with a short term loan in the amount of $200,000 immediately upon execution of this Agreement.  The loan will be for term of 9 months with 1 automatic extension of 6 months allowed if so requested by Sector 10.  Interest on the loan is fixed at rate equal to prime plus 1 (As published in the Wall Street Journal as of the effective date of this agreement).  The effective prime rate as of May 11, 2008 was 5%.  The rate under the agreement is 6%.

b)

Sector 10 agrees to allocate 20% of the net monthly cash available from the revenues generated by the Network from outside business to pay off the loan principal and interest.  Sector 10 at its discretion may allocate more than 20% of the net cash available from the network.

c)

The Network revenues from the Non-Sector 10 Product business will be the only revenues allocated under this agreement.  Revenues generated from other Sector 10 business activities including SRU-Media, maintenance or other revenues are not included in any calculation of net revenues under this agreement.

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant.

Under the terms of the Agreement dated, May 11, 2008, Sector 10 and Johnson agree to the following additional terms and conditions as a result of Johnson providing the short term financing:

a)

Beginning in the month after the loan principal and all accrued interest is paid in full; Sector 10 will begin monthly payments to Johnson equal to .25% of the net monthly Outside (non sector 10) revenues derived from the Network operated by the Company.  The monthly revenue sharing payment will continue until the end of the 60th month after the effective date of this agreement.  The payment will be treated and reported as a fee in the operations of the Network.

b)

For purposes of computing the net monthly revenues derived from the Network operated by the Company, the net revenues will be determined by determining the monthly gross Non Sector 10 Outside Network Revenues and then deducting all direct operating costs, expenses and fees associated with operating, managing and administering the Network.  Direct operating expenses are estimated at this time to be approximately 40% of the gross revenues. This percentage does not reflect occasional improvements or enhancements that will be needed for the network. This percentage is not fixed and may be subject to adjustment based on actual realized direct expenses.

c)

Sector 10 agrees to issue warrants for 500,000 shares of Sector 10, Inc stock with a conversion price of $1.75 per share of Sector 10, Inc. Common Stock.   The process for issuing the warrants will be initiated within 15 business days after Sector 10 receives written acknowledgement that the full loan and accrued interest has been paid.  The warrants will expire 60 months after the effective date of this agreement. The warrant terms are fixed with no adjustments for changes in market conditions or changes in the expiration date.

The terms of the obligation will only be paid from funds generated from the non-Sector 10 outside business operated on the network.  Under the proposed contracts, business is expected to begin in June with cash receipts beginning in July 2008.  The cash flows from the outside business are expected to be sufficient to pay off the short term debt within the 9 month period.  No extension of the term is expected to be requested.

ITEM 2.03 (B)

AGREEMENT WITH SECTOR 10 HOLDINGS, INC.

1)

Date on which the registrant becomes obligated on the direct financial obligation and  a brief description of the transaction or the agreement creating the transaction

On May 19, 2008, Sector 10, Inc. (“Sector 10”) entered into an agreement with Sector 10 Holdings, Inc. (“Holdings”) to transfer a Server Network valued at $20 Million from Holdings to Sector 10.  See section 1.01(a) above for discussion of the transaction and description of the network,

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

Under the terms of the Agreement dated, May 19, 2008, Sector 10 and Holdings agree to a Long Term Note of $5 Million obligation as follows:

a)

Full Obligation is $5 Million due on or before December 31, 2010

b)

Interest is prime plus 1.  Interest is computed quarterly on June 30, September 30, December 31 and March 31.  Accrued interest is payable within 30 days after the end of the respective quarter.  The rate is adjusted as changes are published.  The initial rate is determined by reference to the prime rate as published in the Wall Street Journal the date of this agreement.  The current prime rate is 5%.  The initial rate under this agreement is 6%.

c)

Minimum principal will be payable as follows:

•

$350,000 due on September 30, 2008

•

$500,000 due on March 31, 2009

•

$500,000 due on September 30, 2009

•

$500,000 due on March 31, 2010

•

$500,000 due on September 30, 2010

•

Balance due in full on or before December 31, 2010.

d)

Unpaid principal is due in full on or before December 31, 2010 except if there is a change in control or sale of the network or other significant assets of Sector 10.

e)

 Full payment of the unpaid balance is due within 30 days of a change in control of  Sector 10 occurring by reason of a sale, merger or other acquisition of the company or in the event that the network or other significant assets is sold to a third party that is not controlled by Sector 10.

f)

Payment due dates for both interest and principal payments set forth in this agreement may be extended by mutual agreement by both parties.

g)

Payment for both principal and interest may be paid earlier than scheduled above without penalty for early payment.

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant.

Under the terms of the Agreement dated, May 19, 2008, Sector 10 and Holdings agree to the following additional terms and conditions:

None

SECTION 8 – OTHER INFORMATION

ITEM 8.01

ITEM 8.01 (A)

CHANGE OF NAME

As previously reported, on March 10, 2008, holders of more than a majority of the outstanding shares of common stock, $0.001 par value (the "Common Stock"), of the Company (the "Majority Stockholders"), acting by written consent in lieu of a meeting, approved an amendment (the “Amendment”) to the Certificate of Incorporation of the Company, pursuant to which the Company's name will change to "Sector 10, Inc." (the "Name Change"). The Information Statement was first mailed to the Company's stockholders on or about March 15, 2008. Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Exchange Act, the Amendment and the Name Change will not become effective until at least 20 days following the date this Information Statement was sent to our stockholders. References in this Information Statement to “Company,” “we,” “us,” or “our” are references to SKRM Interactive, Inc.  After the name change is effective, the Company will seek a new trading symbol to better reflect the new name.

The Company received formal approval from the state of Delaware that the name has been changed officially to Sector 10, Inc.  The name change is effective April 15, 2008.

ITEM 8.01 (B)

CHANGE OF SYMBOL

The Company name was formerly changed from SKRM Interactive, Inc. to Sector 10, Inc.  Based upon this name change, a change in the trading symbol was requested.  In April, 2008, the Company was informed that the trading symbol has been changed to “SECT” effective on April 28, 2008.

SECTION 9 –  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements- None

(b)	Pro forma financial information – None

(c)	Exhibits

Exhibit I - Agreement between Sector 10 Holdings and Sector 10, Inc. as set forth in item 1.01 (a)

Exhibit II - Agreement between Jeffrey Martin and Sector 10, Inc. as set forth in item 1.01 (b)

Exhibit III – Agreement between Edward Johnson and Sector 10, Inc. as set forth in item 2.03 (a)

Exhibit IV - Agreement between Sector 10 Holdings and Sector 10, Inc. as set forth in item 2.03 (b)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2008

SECTOR 10, INC.

By:	/s/ Pericles DeAvila
Pericles DeAvila President